Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We have issued our report dated March 27, 2006, accompanying the consolidated financial statements included in the Annual Report of Xanser Corporation on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements on Form S-8 (File No. 333-101996, 333-87446, 333-83970, 333-83968, 333-68558, 333-34496, 333-60195, 333-22109, 333-14071, 333-14069, 333-14067, 333-08727, 333-08725, 333-08723, 33-58981, 33-54027 and 33-41295).
GRANT THORNTON LLP
Dallas, Texas
March 27, 2006